Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Four Rivers BioEnergy Inc. (the “Company”) for the fiscal year ended October 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary Hudson, as President and Chief Executive Officer of the Company, and Martin Thorp, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer's knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 13, 2009

By: /s/ Gary Hudson

Gary Hudson

President and Chief Executive Officer

By: /s/ Martin Thorp

Martin Thorp

Chief Financial Officer

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.